FINANCIAL GUARANTY INSURANCE COMPANY

(A Wholly-Owned Subsidiary of FGIC Corporation)

Interim Financial Statements

September 30, 2003

(Unaudited)

FINANCIAL GUARANTY INSURANCE COMPANY

(A Wholly-Owned Subsidiary of FGIC Corporation)

Table of Contents

Page

Balance Sheets as of September 30, 2003 (unaudited) and December 31, 2002

2

Statements of Income for the three and nine months ended

September 30, 2003 and 2002 (unaudited)

3

Statements of Cash Flows for the nine months ended

September 30, 2003 and 2002 (unaudited)

4

Notes to Unaudited Interim Financial Statements

FINANCIAL GUARANTY INSURANCE COMPANY

(A Wholly-Owned Subsidiary of FGIC Corporation)

Balance Sheets

September 30, 2003 and December 31, 2002

(Dollars in thousands)

	September 30,	December 31,
	2003	2002
	(Unaudited)
Assets

Fixed maturity securities, available-for-sale, at fair value
(amortized cost of $2,751,329 in September 30, 2003 and
$2,714,016 in December 31, 2002)	$2,802,872	2,795,382
Preferred stock, available-for-sale, at fair value
(cost of $30,598 in September 30, 2003 and December 31, 2002)	30,414	30,090
Short-term investments, at cost, which approximates fair value	217,638	43,144
Cash	10,846	7,260
Accrued investment income	37,594	33,077
Receivable for securities sold	5,504	991
Reinsurance receivable	9,400	8,371
Deferred policy acquisition costs	78,186	71,350
Property, plant, and equipment, net of accumulated depreciation of $8,274 on September 30, 2003 and $8,266 in December 31, 2002	491	375
Prepaid reinsurance premiums	113,470	129,958
Prepaid expenses and other assets	5,881	7,799
Total assets	$3,312,296	3,127,797

Liabilities and Stockholder’s Equity

Liabilities:
Unearned premiums	756,749	683,532
Losses and loss adjustment expenses	53,049	47,868
Ceded reinsurance payable	2,276	2,239
Accounts payable and accrued expenses	15,596	11,858
Payable for securities purchased	—	5,333
Current Federal income taxes payable	87,484	97,477
Deferred Federal income taxes payable	77,833	90,595
Total liabilities	992,987	938,902
Stockholder’s equity:
Common stock, par value $1,500 per share at September 30, 2003 and December 31, 2002; Authorized, issued, and outstanding 10,000 shares	15,000	15,000
Additional paid-in capital	383,511	383,511
Accumulated other comprehensive gain, net of tax	31,710	49,499
Retained earnings	1,889,088	1,740,885
Total stockholder’s equity	2,319,309	2,188,895
Total liabilities and stockholder’s equity	$3,312,296	3,127,797

See accompanying notes to unaudited interim financial statements.

FINANCIAL GUARANTY INSURANCE COMPANY

(A Wholly-Owned Subsidiary of FGIC Corporation)

Statements of Income

September 30, 2003 and 2002

(Dollars in thousands)

	Three-months ended		Nine-months ended
	September 30,		September 30,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)
Revenues:
Gross premiums written	$63,211	58,551	205,152	172,438
Ceded premiums written	(4,448)	(6,690)	(423)	(18,195)
Net premiums
written	58,763	51,861	204,729	154,243
Increase in net
unearned premiums	(20,067)	(12,911)	(89,705)	(52,690)
Net premiums
earned	38,696	38,950	115,024	101,553
Net investment income	29,585	29,397	89,563	87,576
Net realized gains	—	26,343	30,382	56,775
Other income	470	232	527	5,159
Total revenues	68,751	94,922	235,496	251,063

Expenses:
Losses and loss adjustment
expenses (income)	407	1,915	4,136	(2,154)
Policy acquisition
costs deferred	(4,367)	(4,378)	(19,171)	(12,338)
Amortization of deferred
policy acquisition costs	3,733	2,394	12,335	10,400
Other underwriting
expenses	18,139	8,512	48,811	26,443
Total expenses	17,912	8,443	46,111	22,351
Income before
provision for
Federal
income taxes	50,839	86,479	189,385	228,712
Provision for Federal
income taxes	8,685	24,233	41,182	59,524
Net income	$42,154	62,246	148,203	169,188

See accompanying notes to unaudited interim financial statements.

FINANCIAL GUARANTY INSURANCE COMPANY

(A Wholly-Owned Subsidiary of FGIC Corporation)

Statements of Cash Flows

September 30, 2003 and 2002

(Dollars in thousands)

	Nine-months ended September 30
	2003	2002
	(Unaudited)
Operating activities:
Net income	$148,203	169,188
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(3,184)	804
Amortization of fixed maturity securities	14,955	2,629
Policy acquisition costs deferred	(19,171)	(12,338)
Amortization of deferred policy acquisition costs	12,335	10,400
Depreciation of fixed assets	8	47
Change in reinsurance receivable	(1,029)	2,037
Change in prepaid reinsurance premiums	16,488	1,888
Change in accrued investment income and prepaid expenses and other assets	2,599	4,228
Change in unearned premiums	73,217	50,802
Change in losses and loss adjustment expense reserves	5,181	(4,327)
Change in ceded reinsurance payable and accounts payable and accrued expenses	3,775	1,627
Change in current Federal income taxes payable	(9,993)	28,809
Net realized gains on investments	(30,382)	(56,775)

Net cash provided by operating activities	213,002	199,019

Investing activities:
Sales of fixed maturity securities	823,231	1,820,342
Maturities of fixed maturity securities	930	35
Purchases of fixed maturity securities	(849,113)	(1,979,291)
Net purchases of short-term investments	(174,494)	(167,844)
Net of receivable for securities sold and (payable) for securities purchased	(9,846)	128,584

Net cash used in investing activities	(209,292)	(198,174)

Financing activities:
Purchase of fixed assets	(124)	—

Net cash used in financing activities	(124)	—

Increase in cash	3,586	845

Cash at beginning of period	7,260	281

Cash at end of period	$ 10,846	1,126

See accompanying notes to unaudited interim financial statements.

FINANCIAL GUARANTY INSURANCE COMPANY

(A Wholly-Owned Subsidiary of FGIC Corporation)

Notes to Unaudited Interim Financial Statements

September 30, 2003 and 2002

(1)

Basis of Presentation

Financial Guaranty Insurance Company (“FGIC” or the “Company”) is a wholly-owned subsidiary of FGIC Corporation (the “Parent”). The Parent is a wholly-owned subsidiary of FGIC Holdings, Inc., and ultimately, of General Electric Capital Corporation (“GE Capital”). GE Capital is a subsidiary of General Electric Company (“GE”).

The interim financial statements of FGIC in this report reflect all adjustments necessary, in the opinion of management, for a fair statement of (a) results of operations for the three and nine months ended September 30, 2003 and 2002, (b) the financial position at September 30, 2003 and December 31, 2002, and (c) cash flow for the nine months ended September 30, 2003 and 2002.

These interim financial statements should be read in conjunction with the financial statements and related notes included in the 2002 financial statements.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)

Statutory Accounting Practices

The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices “prescribed or permitted” by the state insurance regulatory authorities. The Company’s statutory basis financial statements are prepared on the basis of accounting prescribed or permitted by the State of New York. A reconciliation of the Company’s net income and stockholder’s equity on a GAAP basis to the corresponding amounts on a statutory basis as of and for the nine months ended September 30, 2003 and 2002 is as follows:

	Nine-months ended September 30
	2003		2002
	Net income	Stockholder’s equity	Net income	Stockholder’s equity
GAAP basis amount	$148,203	2,319,309	169,188	2,256,371
Premium revenue recognition	2,410	(203,985)	4,165	(207,252)
Deferral of acquisition costs	(6,836)	(78,187)	(1,938)	(73,638)
Contingency reserve	—	(1,153,561)	—	(990,825)
Nonadmitted assets	—	(29,590)	—	(391)
Case-basis loss reserves	(603)	(189)	1,093	498
Portfolio loss reserves	5,700	26,700	(10,200)	18,500
Deferral of income taxes	(1,405)	92,692	(8,650)	64,342
Unrealized gains on fixed maturity securities, net of tax	—	(32,708)	—	(69,557)
Recognition of profit commission	1,933	(5,697)	(120)	(8,340)
Unauthorized reinsurance	—	(17)	—	(17)

Allocation of tax benefits due to Parent’s net operating loss to the Company	—	—	—	11,385
Contingency reserve tax deduction	—	102,540	—	102,540
Statutory basis amount	$149,402	1,037,307	153,538	1,103,616

On August 13, 2003, the Company requested that the New York Insurance Department approve the release a portion of the Company’s outstanding contingency reserves in the amount of $577 million, pursuant to Section 6903(a)(6)(A)(ii) of the New York Insurance Law.

(3)

Dividends

Under New York Insurance Law, the Company may pay a dividend only from earned surplus subject to the following limitations:

●

Statutory surplus after dividends may not be less than the minimum required paid-in capital, which was $72.5 million in 2002.

●

Dividends may not exceed the lesser of 10% of its surplus or 100% of adjusted net investment income, as defined therein, for the twelve-month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department.

The Company did not declare dividends during the first nine months of 2003 and 2002, respectively. A dividend of $100 million was paid during the fourth quarter of 2002. During 2003, $97.8 million in dividends are available for payment without prior approval of the State of New York Insurance Department.

On August 13, 2003, the Company requested that the New York Insurance Department approve an extraordinary dividend in the amount of up to $300 million pursuant to Section 4105 of the New York Insurance Law.

(4)

Income Taxes

The Company’s effective Federal corporate tax rate (21.7% and 26.0% for the nine months ended September 2003 and 2002, and $17.1% and 28.0% for the three months ended September 30, 2003 and 2002, respectively) is less than the statutory corporate tax rate (35%) on income due to permanent differences between financial and taxable income, principally tax exempt interest.

(5)

Reinsurance

Net premiums earned are shown net of ceded premiums earned $16.9 million and $20.1 million, for the nine months ended September 2003 and 2002, respectively, and $8.0 million and $8.0 million for the three months ended September 30, 2003 and 2002, respectively.

(6)

Comprehensive Income

Comprehensive income encompasses all changes in stockholder’s equity (except those arising from transactions with the stockholder) and includes net income, net unrealized capital gains or losses on available for sale securities, net of taxes, and foreign currency translation adjustments, net of taxes. The following is a reconciliation of comprehensive income:

	Three-months ended		Nine-months ended
	September 30,		September 30,
	2003	2002	2003	2002

Net income	$42,154	62,246	148,203	169,188
Other comprehensive income:
Change in unrealized investment gains, net of tax expense (benefit) of ($27,234) and ($10,515) for the three and nine months ended September 30, 2003, respectively, and $25,057 and $45,469 for the three and nine months ended September 30, 2002, respectively	(50,577)	46,535	(19,527)	84,442
Change in foreign exchange gain/(losses) net of tax expense (benefit) of ($165) and $936 for the three and nine months ended September 30, 2003, respectively, and $0 and ($2,228) three and nine months ended September 30, 2002, respectively	(307)	—	1,738	(4,138)
Total comprehensive income (loss)	$(8,730)	108,781	130,414	249,492

(7)

New Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board issued Financial Interpretation Number (“FIN”) 46, Consolidation of Variable Interest Entities (the “Interpretation”), which the Company’s ultimate parent, GE, and hence the Company, adopted on July 1, 2003, one quarter earlier than required. FIN 46’s consolidation criteria are based upon analysis of risks and rewards, not control, and represent a significant and complex modification of previous accounting principles. FIN 46 represents an accounting change not a change in the underlying economics associated with the transactions, which may be affected by the Interpretation. FIN 46 clarifies the consolidation criteria for certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 requires variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risk among parties involved. Variable interest entities that effectively disperse risks will not be consolidated. FIN 46 requires disclosures for entities that have either a primary or significant variable interest in a variable interest entity.

The Company evaluated its involvement with entities which might be considered to be variable interest entities under FIN 46 and considered for those entities which were determined to be variable interest entities under the Interpretation whether it was the primary beneficiary.  Management concluded the Company was not the primary beneficiary to any such variable interest entities and, hence, no such entities were consolidated effective with the adoption of the Interpretation.

Due to its complex requirements, FIN 46 has been the subject of significant continuing interpretation by the FASB.  The FASB issued an exposure draft to modify FIN 46 on October 31, 2003.  Accordingly, changes to the Interpretations complex requirements appear likely before the end of 2003, the impact of which cannot be presently determined.

(8)

Sale of FGIC Corporation

On August 4, 2003, GE announced its intent to sell the majority of GE Capital’s investment in the Parent and the Company to a consortium of investors led by PMI Group, Inc. (PMI), for approximately $2.16 billion including an estimated pre-closing dividend of $260 million. PMI’s investment will be approximately 42%, while the Blackstone Group, The Cypress Group and CIVC Partners will own approximately 23%, 23% and 7%, respectively. GE will retain an interest of approximately 5%. The completion of the transaction is subject to normal regulatory approvals, confirmation of ratings by the rating agencies and other customary closing conditions. The acquisition is expected to be completed in the fourth quarter of 2003.

During the third quarter, the Company recorded an expense of $6.8 million related to employee retention agreements associated with the sale of the Parent and Company.